UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2014

MSCI Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33812	13-4038723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 World Trade Center, 250 Greenwich St., 49th Floor, New York, NY 10007

(Address of principal executive offices) (Zip Code)

(212) 804-3900

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 20, 2014 (the “Closing Date”), MSCI Inc. (the “Company”) issued a press release announcing the completion of its previously announced private offering of $800 million in aggregate principal amount of 5.250% Senior Notes due 2024 (the “Notes”), and that it has entered into a new $200 million senior unsecured revolving credit agreement (the “New Revolving Credit Agreement”) by and among the Company, as borrower, certain of its subsidiaries, as guarantors (the “subsidiary guarantors”), the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent. The Company used the net proceeds from the offering of the Notes, together with cash on hand, to prepay in full its $794.8 million of outstanding indebtedness under its senior secured term loan facility.

New Revolving Credit Agreement

Amounts due under the New Revolving Credit Agreement will be the Company’s and the subsidiary guarantors’ senior unsecured obligations and will rank equally with the Notes and any of the Company’s other unsecured, unsubordinated debt, senior to any of the Company’s subordinated debt and will be effectively subordinated to any of the Company’s secured debt to the extent of the assets securing such debt. The Company’s obligations under the New Revolving Credit Agreement are fully and unconditionally, and jointly and severally, guaranteed by the subsidiary guarantors (each of the Company’s direct or indirect wholly-owned domestic subsidiaries that accounts for more than 5% of the Company and its subsidiaries’ consolidated assets, other than certain excluded subsidiaries). The Company may also seek to increase aggregate commitments under the New Revolving Credit Agreement in an additional amount of up to $200 million.

Interest and fees. Interest on the advances under the New Revolving Credit Agreement will accrue, at a variable annual rate, based on LIBOR or the base rate plus, in each case, an applicable margin. The applicable margin for LIBOR loans will initially be 1.75% and such margin will increase to 2.00% or decrease to 1.50%, in each case, subject to the Company’s consolidated leverage ratio.

Covenants. The New Revolving Credit Agreement includes certain restrictive covenants, which include limitations on restricted payments, liens, sale-leaseback transactions, subsidiary debt, mergers, consolidations or sales of all or substantially all assets and change in nature of business. The New Revolving Credit Agreement contains the following two financial maintenance covenants, which are tested at least quarterly on a rolling four-quarter basis: (i) the maximum consolidated leverage ratio (as defined in the New Revolving Credit Agreement) shall not exceed 3.75:1.00 and (ii) the minimum consolidated interest coverage ratio (as defined in the New Revolving Credit Agreement) shall be at least 4.00:1.00.

Events of default. The New Revolving Credit Agreement contains certain customary events of default, including: failure to pay principal when due or interest or other amounts within a specified grace period after the same becomes due; breach of representations, warranties or covenants (with customary grace periods for breaches of certain covenants); cross-default (with certain materiality thresholds); bankruptcy and insolvency events; judgment defaults (with certain materiality thresholds); inability to pay debts; attachment; actual or asserted invalidity of the New Revolving Credit Agreement or related loan documents; change of control; and customary ERISA defaults.

The foregoing description of the New Revolving Credit Agreement is qualified in its entirety by reference to the full text thereof, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

The Indenture

In connection with the issuance of the Notes, the Company entered into an Indenture, dated as of the Closing Date (the “Indenture”), among the Company, the subsidiary guarantors, and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The terms of the Indenture provide that, among other things, the Notes are senior unsecured obligations of the Company and the subsidiary guarantors and will rank equally with any of the Company’s unsecured, unsubordinated debt, senior to any of the Company’s subordinated debt, and will effectively be subordinated to any of the Company’s secured debt to the extent of the assets securing such debt. The Company’s obligations under the Notes are fully and unconditionally, and jointly and severally, guaranteed by the subsidiary guarantors.

Interest on the Notes accrues at a rate of 5.250% per annum. Interest on the Notes is payable semiannually in arrears on May 15 and November 15 of each year, commencing May 15, 2015. The Company will make each interest payment to holders of record of the Notes on the immediately preceding May 1 and November 1.

Optional Redemption. At any time prior to November 15, 2019, the Company may redeem all or part of the Notes upon not less than 30 nor more than 60 days’ prior notice at a redemption price equal to the sum of (i) 100% of the principal amount thereof, plus (ii) a make-whole premium as of the date of redemption, plus (iii) accrued and unpaid interest and additional interest, if any, thereon, to the date of redemption. In addition, the Company may redeem all or part of the Notes on or after November 15, 2019, at redemption prices set forth in the Indenture, together with accrued and unpaid interest. At any time prior to November 15, 2017, the Company may use the proceeds of certain equity offerings to redeem up to 35% of the aggregate principal amount of the Notes, including any permitted additional Notes, at a redemption price equal to 105.250% of the principal amount.

Repurchase upon Change of Control. Upon the occurrence of a change of control triggering event (as defined in the Indenture), each holder of the Notes may require the Company to repurchase all or part of the Notes in cash at a price equal to 101% of the aggregate principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, thereon to the date of repurchase.

Other Covenants. The Indenture contains covenants that limit the Company’s and certain of its subsidiaries’ ability to, among other things, create liens, enter into sale/leaseback transactions and consolidate, merge or sell all or substantially all of the Company’s assets. In addition, the Indenture restricts the Company’s non-guarantor subsidiaries’ ability to create, assume, incur or guarantee additional indebtedness without such non-guarantor subsidiaries guaranteeing the Notes on a pari passu basis.

Events of Default. The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include non-payment, breach of covenants in the Indenture, payment defaults or acceleration of other indebtedness, a failure to pay certain judgments and certain events of bankruptcy and insolvency. Generally, if an event of default occurs, the Trustee or holders of at least 25% in principal amount of the then-outstanding Notes may declare the principal of and accrued but unpaid interest, if any, including additional interest, if any, on all the Notes to be due and payable immediately.

The foregoing description of the Indenture and the Notes is qualified in its entirety by reference to the full text of the Indenture, a copy of which is attached hereto as Exhibit 4.1, and the Notes, the form of which is attached hereto as Exhibit 4.2, both of which are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 8.01.	Other Events

On an adjusted basis giving effect to the issuance of the Notes and entry into the New Revolving Credit Agreement, the Company expects annual interest expense, including the amortization of financing fees, to be approximately $45 million (assuming the New Revolving Credit Agreement remains undrawn and there is no adjustment to the applicable rate). In addition, the Company will record during fourth quarter 2014 a non-cash charge of approximately $8 million, which reflects the accelerated amortization of deferred financing and debt discount costs related to the prepayment and termination of the senior secured term loan facility.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

Exhibit 4.1	Indenture, dated as of November 20, 2014, among MSCI Inc., each of the Subsidiary Guarantors party thereto and Wells Fargo Bank, National Association, as Trustee

Exhibit 4.2	Form of Note for MSCI Inc. 5.250% Senior Notes due November 15, 2024 (included in Exhibit 4.1)

Exhibit 10.1	Revolving Credit Agreement, dated as of November 20, 2014, among MSCI Inc., as the Borrower, each of the Subsidiary Guarantors party thereto, JPMorgan Chase Bank, N.A., as the Administrative Agent and L/C Issuer, the Lenders party thereto and J.P. Morgan Securities LLC, as Lead Arranger and Bookrunner

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control and that could materially affect actual results, levels of activity, performance, or achievements.

Other factors that could materially affect actual results, levels of activity, performance or achievements can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed with the Securities and Exchange Commission (“SEC”) on February 28, 2014, and in quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC. If any of these risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what the Company projected. Any forward-looking statement in this report reflects the Company’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to the Company’s operations, results of operations, growth strategy and liquidity. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise, except as required by law.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSCI Inc.

Date: November 20, 2014	By:	/s/ Robert Qutub
	Name:	Robert Qutub
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 4.1	Indenture, dated as of November 20, 2014, among MSCI Inc., each of the Subsidiary Guarantors party thereto and Wells Fargo Bank, National Association, as Trustee

Exhibit 4.2	Form of Note for MSCI Inc. 5.250% Senior Notes due November 15, 2024 (included in Exhibit 4.1)

Exhibit 10.1	Revolving Credit Agreement, dated as of November 20, 2014, among MSCI Inc., as the Borrower, each of the Subsidiary Guarantors party thereto, JPMorgan Chase Bank, N.A., as the Administrative Agent and L/C Issuer, the Lenders party thereto and J.P. Morgan Securities LLC, as Lead Arranger and Bookrunner